EXECUTION VERSION
AMENDMENT TO
GTT EMPLOYMENT AGREEMENT
THIS AMENDMENT (the “Amendment”), is entered into effective October 30, 2021 (the “Effective Date”) by and between GTT Communications, Inc., a Delaware corporation (the “Company”), and Donna Granato (the “Executive”) (collectively, the “Parties”).
    WHEREAS, the Company and Executive previously entered into that certain Employment Agreement, effective December 7, 2020 (the “Employment Agreement”);
    WHEREAS, pursuant to Section 7.7 of the Employment Agreement, the Employment Agreement may be amended, in writing, signed by both Parties;
WHEREAS, the Parties desire to amend the Employment Agreement as set forth herein; and
    WHEREAS, capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Employment Agreement.
    NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
SECTION 1. Amendment to Employment Agreement.
(a)The first sentence of Section 2 (Duties) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:
“Executive shall serve as Chief Financial Officer of the Company (“CFO”), with such duties and responsibilities as may from time to time be assigned to Executive by the Chief Executive Officer and the Board of Directors of the Company (the “Board”) and/or a committee thereof, commensurate with and customarily assigned to Executive’s title and position described in this sentence.”
(b) The first sentence of Section 5.1 (Salary) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:
“During the term of this Agreement, Company shall pay Executive a salary of $500,000 per annum (prorated for partial years during the term), less applicable withholdings and deductions.”
(c)Clause (ii) of the Good Reason definition set forth in Section 6.4 (By the Company without Cause; By Executive for Good Reason) is hereby deleted in its entirety and replaced with the following:
“(ii) an adverse change in Executive’s title or any material diminution in Executive’s authority, duties or responsibility,”

EXECUTION VERSION
SECTION 2. Miscellaneous.
(a)Full Force and Effect. Except as expressly amended by this Amendment, all terms and conditions of the Employment Agreement shall remain in full force and effect.
(b)Headings. The headings contained in this Amendment are for reference purposes only and shall in no way affect the meaning or interpretation of this Amendment. In this Amendment, the singular includes the plural, the plural included the singular, the masculine gender includes both male and female reference, and the word “or” is used in the inclusive sense.
(c)Governing Law. This Amendment and the rights and obligations of the parties hereto shall be construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws.
(d)Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which, taken together, constitute one and the same agreement. The execution of this Amendment may be by actual, portable document format (.pdf) or facsimile signature. Electronic copies of this Amendment shall have the same force and effect as the original.

    [Signature pages follows]

EXECUTION VERSION
In WITNESS WHEREOF, the Company and Executive have duly executed this Amendment as of the Effective Date.

GTT COMMUNICATIONS, INC.
/s/ Ernest Ortega
By:     Ernest Ortega
Title:    Chief Executive Officer

DONNA GRANATO
/s/ Donna Granato

Signature Page to Amendment to GTT Employment Agreement (Donna Granato)